Exhibit 16

March 3, 2017
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Hawaiian Electric Industries, Inc., and Hawaiian Electric Company,
Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Hawaiian Electric Industries, Inc., and
Hawaiian Electric Company, Inc. dated March 3, 2017 (February 27, 2017). We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,
PricewaterhouseCoopers LLP